Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN PROMOTES MICHAEL D. DICANDILO TO

EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

VALLEY FORGE, PA, May 16, 2005 — AmerisourceBergen Corporation (NYSE:ABC) today announced that its Board of Directors has elected Michael D. DiCandilo, 44, Executive Vice President and Chief Financial Officer of the Company, effective immediately. DiCandilo, who was previously senior vice president and chief financial officer of the Company, will continue to report to R. David Yost, AmerisourceBergen’s Chief Executive Officer.

“Mike’s election as executive vice president is recognition of his outstanding contributions to AmerisourceBergen, and the expectation that he will continue to play a significant leadership role in driving the Company’s performance,” said Yost.

Prior to being named senior vice president and chief financial officer of AmerisourceBergen in 2002, DiCandilo was appointed Vice President and Corporate Controller in 2001, shortly after the merger of AmeriSource Health and Bergen Brunswig. He joined the former AmeriSource 15 years ago as Regional Vice President of Finance for the company’s Northeast Region. Five years later, DiCandilo was appointed AmeriSource’s Vice President and Controller. Prior to joining AmeriSource, he served eight years with Ernst & Young in a variety of accounting management positions.

DiCandilo is a Certified Public Accountant and holds a Bachelor of Science degree in accounting from the Wharton School of the University of Pennsylvania, where he graduated summa cum laude.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation, bedside medication safety systems, and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $49 billion in operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #23 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer relationships; customer insolvencies; changes in customer mix; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; regulatory changes; changes in U.S. government policies (including changes in government policies pertaining to drug reimbursement); changes in market interest rates; and other economic, business, competitive, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2004.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.